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                                                                   Exhibit 10.16

                     AMENDMENT, CONSENT AND WAIVER AGREEMENT

         MULTI-COLOR CORPORATION, an Ohio corporation (the "Company"), PNC BANK, NATIONAL ASSOCIATION and COMERICA BANK (each individually a "Lender" and collectively the "Lenders") and PNC BANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), hereby agree as follows effective as of April 20, 1999 ("Effective Date"):

1.   RECITALS.

     1.1 On June 22, 1998, the Company, the Lenders and the Agent entered into a Third Amended and Restated Credit, Reimbursement and Security Agreement, which amended and fully restated a Credit, Reimbursement and Security Agreement dated as of July 15, 1994 (as amended and restated, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

     1.2 The Company has requested that the Lenders (i) amend certain provisions of the Credit Agreement as provided herein; (ii) waive the Excess Cash Flow recapture provision of the Credit Agreement for the Fiscal Year ending March 31, 1999; (iii) consent to the sale and leaseback of the Company's Scottsburg, Indiana facility; (iv) consent to certain uses of the funds in the Construction Account, as provided herein, and (v) consent to the Company's purchase from Think Laboratory Co., Ltd. of its equity interest in Laser Graphic Systems, Inc., and the Lenders are willing to do so subject to and in accordance with the terms of this Amendment, Consent and Waiver Agreement (this "Agreement").

2.   AMENDMENTS.

     2.1 The final sentence of Section 1.1.46 of the Credit Agreement (definition of Eligible Inventory) is hereby deleted in its entirety and replaced with the following: "Notwithstanding item (d) above, up to $500,000 of plastic film inventory will be included in Eligible Inventory if such Inventory otherwise satisfies the definition of Eligible Inventory contained in this Section."

     2.2 Section 10.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "10.2 LEASES. Enter into or permit to remain in effect any rental or lease agreement (whether an operating lease or a capital lease) for real or personal property whose term, including renewal options, exceeds five (5) years (except for the term of the Lease dated as of February 26, 1999 (the "Scottsburg Lease") between the Company and Indiana Properties, LLC) or if aggregate annual rental payments under all lease agreements (whether operating leases or capital leases) for real and personal property on an annual basis would, when combined with the annual rental payments of Laser Graphic Systems, Incorporated, exceed $1,200,000."

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     2.3    Section 10.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "10.12 DIVIDENDS. Declare or pay dividends of any kind on any shares of capital stock now or hereafter outstanding or make any other distribution of cash or property to its shareholders, or authorize or set aside any funds or other property for any such purpose; PROVIDED, HOWEVER, that if and for so long as the Company's net income (as determined in accordance with GAAP, but without reducing net income by any recorded liabilities to the Indiana Department of Environmental Management) is greater than the amount set forth under "Cumulative Net Income" below for the four immediately preceding Fiscal Quarters, then the Company may pay quarterly dividends in an aggregate amount not to exceed the amount set forth under "Aggregate Quarterly Dividends" below:

                  Cumulative Net Income          Aggregate Quarterly Dividends
                  ---------------------          -----------------------------

                        $2,000,000                         $34,000
                        $2,500,000                         $51,000
                        $3,000,000                         $68,000

            In addition, if (A) the Company's net income (as determined in accordance with GAAP, but without reducing net income by any recorded liabilities to the Indiana Department of Environmental Management) is greater than $3,500,000 for the four immediately preceding Fiscal Quarters and (B) the Company's ratio of total liabilities to Tangible Net Worth (as described in Section 10.6 hereof) is 3.5 or less, then the Company may pay accrued and unpaid dividends on preferred stock in an aggregate amount not to exceed $300,000 in any Fiscal Year. No dividend may be paid if at the time of making or declaring such dividend and after giving effect thereto any Default or Event of Default exists and no dividend may be paid if a Default or Event of Default has been waived by the Lenders, but not cured by the Company."

     2.4 The address for Comerica Bank set forth in Section 16.2 (Notices) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "Comerica Bank
            c/o Harold Dalton, Vice President
            240 Halidonhill Lane
            Cincinnati, Ohio  45238
            Telecopier No.:  (513) 451-4484


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            with a copy to:

            Larry Somers, Esq.
            Comerica Tower at Detroit Center
            33rd Floor
            500 Woodward Avenue
            Detroit, Michigan  48226
            Telecopier No. (313) 222-3977"

3.   WAIVER.

     3.1    The Lenders waive the requirements of Section 9.26 (Excess Cash
            Flow) of the Credit Agreement with respect to the Fiscal Year ending March 31, 1999 only. For the Fiscal Year ending March 31, 2000 and thereafter, the Company shall comply with the provisions of Section
            9.26 of the Credit Agreement.

     3.2 The waiver set forth in Section 3.1, above, will relate only to the specific matter covered by such Section and in no event will the Lenders be under any obligation to provide additional waivers with regard to such matter or any other provision of the Credit Agreement or the other Loan Documents.

4.   CONSENTS.

     4.1 The Lenders consent to the sale and leaseback of the Company's Scottsburg, Indiana facility, pursuant to the terms and conditions of the Purchase Agreement dated as of February 26, 1999 between the Company and Indiana Properties, LLC and the Lease dated as of February 26, 1999 between the Company and Indiana Properties, LLC. The Company acknowledges and agrees that not less than $1,900,000 of the proceeds from the sale of the Scottsburg, Indiana facility (the "Minimum Sale Proceeds") will be used to redeem Bonds pursuant to the optional redemption provisions thereof, and the Lenders hereby request the Company to so redeem Bonds. At the closing of the sale of the Scottsburg, Indiana facility, the Company will deposit the Minimum Sale Proceeds into the Sinking Fund Account and the Lenders will release of record the Open-End Mortgage dated July 13, 1994 granted by the Company in favor of the Lenders with respect to certain real property located in Scott County, Indiana.

     4.2 The parties acknowledge and agree that the funds in the Construction Account as of the Effective Date will be disbursed as follows: (i) $1,000,000 of such funds will be used to redeem Bonds as required by
            Section 5.1, below, and (ii) the remainder of such funds will be made available to the Company for the Company's working capital and general corporate purposes.

     4.3 The Lenders consent to the Company's purchase from Think Laboratory Co., Ltd., a Japanese corporation ("Think"), of Think's equity interest in Laser Graphic Systems, Inc. pursuant to an agreement substantially in the form of the draft


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            agreement delivered by the Company's counsel to the Agent's counsel on March 31, 1999.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. To induce the Lenders and the Agent to enter into this Agreement, the Company represents, warrants and covenants as follows:

     5.1 By May 1, 1999, the Company will notify the Trustee, in accordance with the requirements of the Bond Documents, that the Company desires to redeem not less than $1,500,000 of outstanding Bonds pursuant to the optional redemption provisions thereof using the funds in the Sinking Fund Account and $1,000,000 of the funds in the Construction Account, and the Company will take the necessary steps to so redeem Bonds by June 1, 1999.

     5.2    The representations and warranties of the Company contained in
            Section 8 of the Credit Agreement are deemed to have been made again on and as of the date of execution of this Agreement and are true and correct as of the date of execution of this Agreement.

     5.3 No Event of Default (as such term is defined in Section 11 of the Credit Agreement) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof.

     5.4 The person executing this Agreement is a duly elected and acting officer of the Company and is duly authorized by the Board of Directors of the Company to execute and deliver this Agreement on behalf of the Company.

     5.5 The Company and each of its Subsidiaries have reviewed the areas within each of its businesses and operations that could be adversely affected by, and have developed or are developing a detailed plan and timeline to address in a timely manner the risk that certain computer applications used by the Company or any of its Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). To the Company's knowledge, the Year 2000 Problem will not result in any material adverse change to the Company or any of its Subsidiaries.

6. CLAIMS AND RELEASE OF CLAIMS BY THE COMPANY. The Company represents and warrants that the Company does not have any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against the Lenders or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the successors or assigns of any of them (collectively, "Lender Parties"), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders and the Agent


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     to enter into this Agreement, the Company on behalf of itself, and all of its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly, to any of the Notes or Letters of Credit.

7. CONDITIONS. The Lenders' and Agent's obligations pursuant to this Agreement are subject to the following conditions:

     7.1 The Agent shall have received, for the account of the Lenders, an amendment fee of $3,000, to be shared by the Lenders based on their Ratable Portion of the aggregate Commitment.

     7.2 The Agent shall have been furnished copies, certified by the Secretary of the Company, of resolutions of the Company's Board of Directors authorizing the execution of this Agreement and all other documents executed in connection herewith.

     7.3 The representations and warranties of the Company in Section 5, above, shall be true.

     7.4 The Company shall pay all expenses and attorneys fees reasonably incurred by the Lenders in connection with the preparation, execution and delivery of this Agreement and the related documents.

8.   GENERAL.

     8.1 Except as expressly modified herein, the Credit Agreement is and remains in full force and effect.

     8.2 Except as specifically provided in Section 3, above, nothing contained herein will be construed as waiving any Default or Event of Default under the Credit Agreement or will affect or impair any right, power or remedy of the Lenders or the Agent under or with respect to the Credit Agreement or any agreement or instrument guaranteeing, securing or otherwise relating to the Credit Agreement.

     8.3 This Agreement will be binding upon and inure to the benefit of the Company, the Lenders and the Agent and their respective successors and assigns.

     8.4 All representations, warranties and covenants made by the Company herein will survive the execution and delivery of this Agreement.


     8.5 This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.



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     8.6    This Agreement will in all respects be governed and construed in accordance with the laws of the State of Ohio.

     Executed as of the Effective Date.

                                     MULTI-COLOR CORPORATION,
                                     as Company


                                     By:
                                         -------------------------------------
                                     Print Name:
                                                ------------------------------
                                     Title:
                                           -----------------------------------

                                     PNC BANK, NATIONAL ASSOCIATION,
                                       on its own behalf as Lender and as Agent


                                     By:
                                         -------------------------------------
                                     Print Name:
                                                ------------------------------
                                     Title:
                                           -----------------------------------


                                     COMERICA BANK,
                                     as Lender


                                     By:
                                         -------------------------------------
                                     Print Name:
                                                ------------------------------
                                     Title:
                                           -----------------------------------




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                          CERTIFICATE OF THE SECRETARY
                                       OF
                             MULTI-COLOR CORPORATION

         The undersigned, Secretary of Multi-Color Corporation (the "Corporation"), hereby certifies to PNC Bank, National Association, as Agent, as follows:

         1. The following Resolution was duly adopted and is a binding resolution of the Corporation:

                  RESOLVED, that the Corporation enter into an Amendment, Consent and Waiver Agreement with respect to the Third Amended and Restated Credit, Reimbursement and Security Agreement dated as of June 22, 1998 (the "Credit Agreement") by and between the Corporation and PNC Bank, National Association, as Agent and Lender, and Comerica Bank, as Lender, and that the President, any Vice President or the Chief Financial Officer be, and they each hereby are, authorized to execute any and all documents to effect the same, which documents shall contain such terms, conditions, releases and other agreements as any one of such officers in his or her sole discretion deems appropriate.

                  FURTHER RESOLVED, that all documents or agreements heretofore executed and acts or things heretofore done to effectuate the purposes of these resolutions are hereby ratified, confirmed and approved in all respects as the act or acts of the Corporation.

         2. The following is a complete and accurate list of the officers of the Corporation as of April _____, 1999:

         President.......................         Gordon B. Bonfield
         Vice President & CFO............         William R. Cochran
         Secretary.......................


                                                  ------------------------------
                                                  Secretary